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                                                                     Exhibit 4.1


                     PARENT STOCKHOLDER VOTING AGREEMENT

      This PARENT STOCKHOLDER VOTING AGREEMENT (the "AGREEMENT"), dated as of this 29th day of June, 2001, is entered into by and among DURAMED PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), and SHERMAN DELAWARE, INC., a Delaware corporation, a shareholder of BARR LABORATORIES, INC., a New York corporation ("STOCKHOLDER" and "PARENT" respectively).

                             W I T N E S S E T H:

      WHEREAS, Parent, Beta Merger Sub I, Inc., a Delaware corporation ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge the Merger Sub with and into the Company (the "MERGER");

      WHEREAS, as of the date hereof, the Stockholder is the record or Beneficial Owner (as defined below) of the number of shares (the "SHARES") of common stock, par value $0.01 per share, of Parent (the "PARENT COMMON Stock"), set forth next to the Stockholder's name on Part A of Schedule I hereto; and

      WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder agree, and the Stockholder is willing to agree, to the matters set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

      1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

            (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having voting power with respect to such securities (as determined pursuant to Rule 13d-3(a)(1) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

            (b) "TERMINATION DATE" shall mean the date of the termination of the Merger Agreement pursuant to the terms thereof.

            2. Voting Agreement. From the date of this Agreement and ending on the first to occur of the Effective Time or the Termination Date, the Stockholder hereby agrees to vote (or cause to be voted) all of the Stockholder's Shares (and any and all securities issued or issuable in respect thereof) which the Stockholder is entitled to vote (or to provide its written consent thereto), at any annual, special or other meeting of the
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      stockholders of Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise in favor of the issuance of the additional shares of Parent Common Stock as contemplated by the Merger Agreement and any actions required in furtherance thereof.

      3. Covenants, Representations and Warranties of the Stockholder and The Company.

            (a) The Stockholder hereby represents, warrants and covenants to the Company as follows:

                  (i) Ownership. As of the date of this Agreement, the
            Stockholder is the record and Beneficial Owner of, or (B) the Beneficial Owner but not the record holder of, the number of issued and outstanding Shares set forth next to the Stockholder's name on Part A of Schedule I hereto. As of the date of this Agreement, the Shares set forth next to the Stockholder's name on Part A of
            Schedule I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Stockholder. Except as otherwise set forth in Part A to Schedule I hereto, the Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth next to the Stockholder's name on Part A of
            Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement.

                  (ii) Organization; Standing and Corporate Power; Binding
            Agreement. The Stockholder is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. The Stockholder has the power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

                  (iii) No Encumbrances. Except as required by Section 2 hereof or as provided for in that certain Pledge Agreement dated April 30, 1996 by and between the Stockholder and Bank of Montreal, as Agent, at all times during the term hereof, all of the Shares will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, or by a family member or Affiliate of the Stockholder (subject to the conditions set forth in clause (v) below) free and clear of all Liens.


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                  (iv) Restriction on Transfer, Proxies and Non-Interference.
            Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement and ending on the first to occur of the Effective Time or the Termination Date, the Stockholder shall: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (each, a "TRANSFER") any or all of the Shares, or any interest therein, (B) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares,
            (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or (B) above, or (D) take any action that would reasonably be expected to have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement, only if transferees agree to be bound by the terms of this Agreement.

                  (v) Litigation. There is no action pending, or to the
            Knowledge of the Stockholder, threatened against or affecting the Stockholder, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against the Stockholder which would prevent the carrying out of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated hereby or thereby or cause such transactions to be rescinded.

                  (vi) Documents Received. The Stockholder acknowledges receipt of a copy of the Merger Agreement, including all schedules and exhibits thereto.

                  (vii) Further Assurances. From time to time, at the Company's request and without further consideration, the Stockholder shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement or the Merger Agreement.

                  (viii) Filings. As of the date of this Agreement, except as may be required by the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not materially interfere with the Stockholder's ability to perform the Stockholder's obligations hereunder, and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the


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            terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of his properties or assets may be bound, or (B) violate any Legal Provision applicable to the Stockholder or any of the Shares, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of the Stockholder to perform his obligations hereunder.

            (b) The Company hereby represents, warrants and covenants to the Stockholder as follows:

                  (i) Organization, Standing and Corporate Power. The Company is
            a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (ii) No Conflicts. No filing with, and no permit,
            authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by either the Company and the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with its ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall
            (A) conflict with or result in any breach of any applicable organizational documents applicable to the Company, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of the Company's properties or assets may be bound, (C) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity, (D) require any material consent, authorization or approval of any Person, or (E) violate any Legal Provision applicable to the Company or any of the Company's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of the Company to perform its obligations hereunder.

                  (iii) Execution, Delivery and Performance by the Company. The
            execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by


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            the Board of Directors of the Company, and the Company has taken all other actions required by Law and its organizational documents to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of the Company and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at Law).

      4. Recapitalization. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event. The term "Shares" shall also include any shares of Parent Common Stock acquired by any Stockholder after the date of this Agreement and before the first to occur of the Effective Time or the Termination Date.

      5. Stockholder Capacity. The Stockholder makes no agreement or understanding herein in the capacity of a director or officer of Parent. The Stockholder executes this Agreement solely in the Stockholder's capacity as a record owner and/or Beneficial Owner of the Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any designee of the Stockholder in the Stockholder's capacity, if any, as a director or officer of Parent or any of its Subsidiaries; provided, however, that no such duty as a director or officer of Parent shall excuse the Stockholder from his obligations as the Stockholder to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this Agreement.

      6. Indemnification. The Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless the Stockholder against any costs or expenses (including attorneys' fees as provided below), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation by or on behalf of Parent, the Surviving Corporation or any stockholder of Parent asserting any breach by the Stockholder of any fiduciary duty on the Stockholder's part to Parent, the Surviving Corporation or the other stockholders of Parent by reason of the Stockholder entering into this Agreement, for a period of two years after the date hereof. If the Stockholder seeks indemnification from the Company for any such claim, action, suit, proceeding or investigation (whether arising before or after the termination of this Agreement), (a) the Company shall pay the fees and expenses of one counsel selected by the Stockholder and reasonably acceptable to the Company to represent the Stockholder in connection therewith promptly after statements therefor are received, and (b) the Company will cooperate in the defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); provided, further, that in the event that any claim or claims for indemnification under this Section 6 are asserted or made within such two-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such


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claims. This Section 6 shall survive until the latest of the following: (i) two years from the date hereof, (ii) the termination of this Agreement, and (iii) the final disposition of all claims for indemnification asserted or made within the two-year period following the date hereof.

      7.    Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. Except for the Company whose address is set forth below, all communications hereunder shall be delivered to the respective parties at the addresses set forth on Part A of Schedule I hereof.

            If to the Company:      Duramed Pharmaceuticals, Inc.
                                    7155 East Kemper Road
                                    Cincinnati, Ohio 45249
                                    Attention:  General Counsel
                                    Facsimile No.:  (513) 458-6014



            with a copy to:         Taft, Stettinius & Hollister LLP
                                    425 Walnut Street
                                    Cincinnati, Ohio  45202
                                    Attention: Timothy E. Hoberg, Esq.
                                    Facsimile No.: (513) 381-0205

      or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and


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      this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (e) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by any Stockholder of any covenants or agreements contained in this Agreement will cause the Company to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the Company shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

            (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

            (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of the Stockholder's death, the benefits and obligations of the Stockholder hereunder shall inure to his successors and heirs.

            (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law.

            (j) Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction


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      by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

            (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (l) Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

      8. Termination. This Agreement shall terminate without any further action on the part of any party hereto on the first to occur of the Effective Time or the Termination Date.

                              [Signature Page Follows]


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                 PARENT STOCKHOLDER VOTING AGREEMENT SIGNATURE PAGE

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Stockholder and a duly authorized officer of the Company on the day and year first written above.


                              DURAMED PHARMACEUTICALS, INC.

                              By:  /s/ Jeffrey T. Arington
                                   -------------------------------------------
                                   Name: Jeffrey T. Arington
                                   Title: President & COO


                              SHERMAN DELAWARE, INC.

                              By:   /s/ Dr. Bernard Sherman
                                   -------------------------------------------


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                                  SCHEDULE I

                                    Part A

Name and Address of Stockholder               Shares of Common Stock
-------------------------------               ----------------------

Sherman Delaware, Inc.                         11,382,038
150 Signet Drive
Weston, Ontario
Canada M9L 1T9